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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 20, 2002

                             DEL MONTE FOODS COMPANY
               (Exact Name of Registrant as Specified in Charter)

          Delaware                            001-14335                        13-3542950
(State or Other Jurisdiction                 (Commission                      (IRS Employer
     of Incorporation)                      File Number)                   Identification No.)

             One Market @ The Landmark
             San Francisco, California                                           94105
      (Address of Principal Executive Offices)                                (Zip Code)

       Registrant's telephone number, including area code: (415) 247-3000

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

            On December 20, 2002, Del Monte Foods Company (the "Company") announced the acquisition of certain businesses of H. J. Heinz Company ("Heinz"), including Heinz's U.S. and Canadian pet food, U.S. tuna and retail private label soup, and U.S. infant feeding (the "Heinz Businesses"). The acquisition was completed pursuant to a Separation Agreement (the "Separation Agreement") dated as of June 12, 2002 between Heinz and SKF Foods Inc., a wholly-owned direct subsidiary of Heinz ("SKF"), and an Agreement and Plan of Merger (the "Merger Agreement") dated as of June 12, 2002, by and among the Company, Heinz, SKF and Del Monte Corporation, a wholly-owned direct subsidiary of the Company ("DMC").

            Under the terms of the Merger Agreement and Separation Agreement, immediately prior to the Merger (i) Heinz transferred the Heinz Businesses to SKF and distributed all of the issued and outstanding shares of SKF common stock on a pro rata basis (the "Distribution") to the holders of the outstanding common stock of Heinz on December 19, 2002, and (ii) immediately following the Distribution, DMC merged with and into SKF, with SKF being the surviving corporation and a wholly-owned subsidiary of the Company (the "Merger"). In connection with the Merger, each share of SKF common stock was automatically converted into the right to receive 0.4466 shares of Company common stock. The Company issued approximately 157 million shares of Company common stock as a result of the transaction. Immediately following the Merger, SKF changed its name to "Del Monte Corporation."

            $450 million in aggregate principal amount of 8-5/8% senior subordinated notes due 2012 have been issued to finance the acquisition of the Heinz Businesses. In addition, Del Monte entered into a new $1.245 billion bank facility. The new bank facility consists of a six-year $195 million term loan, an eight-year $750 million term loan and a six-year $300 million revolving credit facility. The notes and the bank facility will be used primarily to satisfy the funding requirements of the transaction, to refinance Del Monte's existing credit facility, and pay the fees and expenses associated with the transaction.

            Del Monte Foods Company issued a press release dated December 20, 2002, relating to the acquisition, a copy of which is attached hereto as Exhibit
99.1 and is incorporated herein by reference.

ITEM 7.     FINANCIAL INFORMATION, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

            (a)         Financial statements of businesses acquired.

            The financial statements for the three month period ended July 31, 2002 and for each of the three fiscal years in the period ended May 1, 2001, of the U.S. Tuna, North American Pet Products and U.S. Soup and Infant Feeding Businesses of the H. J. Heinz Company were previously filed as part of the proxy statement/prospectus forming a part of Amendment No. 1 to the Company's Registration Statement on Form S-4 (No. 333-98827), dated November 19, 2002 (as amended, the "Form S-4"), and are incorporated herein by reference.

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            (b)         Pro forma financial information.

            The Company's unaudited condensed combined pro forma statements of income for the year ended May 1, 2002 and for the three-month period ended July 31, 2002 and the Company's unaudited condensed combined pro forma balance sheet as of July 31, 2002, reflecting the Merger as if it had been completed on May 3, 2001, the first day of the fiscal year ended May 1, 2002 for the statements of income, and on July 31, 2002 for the balance sheet, were previously filed as part of the proxy statement/prospectus forming a part of the Form S-4 and are incorporated herein by reference.

            (c)         Exhibits

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
EXHIBIT         DESCRIPTION

99.1            Del Monte Press Release dated December 20, 2002.
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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Del Monte Foods Company

Date:  December 24, 2002                         By:  /s/ James Potter
                                                      ----------------
                                                      Name:   James Potter
                                                      Title:  Secretary

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                                  EXHIBIT INDEX

EXHIBIT         DESCRIPTION
99.1            Del Monte Press Release dated December 20, 2002.

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